UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 18, 2022

AMERICAN CAMPUS COMMUNITIES, INC.

(Exact name of Registrant as specified in its Charter)

Maryland	001-32265	76-0753089
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

12700 Hill Country Blvd., Suite T-200, Austin, Texas 78738

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (512) 732-1000

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	ACC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected to not use the extended transition period for complying with any new or revised financial accounting standards provided pursuant of Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

On April 18, 2022, American Campus Communities, Inc. a Maryland corporation (the “Company”), American Campus Communities Operating Partnership LP, a Maryland limited partnership and the operating partnership of the Company (the “Partnership” and, together with the Company, the “Company Parties”), Abacus Parent LLC, a Delaware limited liability company (“Parent”), Abacus Merger Sub I LLC, a Delaware limited liability company (“Merger Sub I”), and Abacus Merger Sub II LLC, a Maryland limited liability company (“Merger Sub II” and, together with Parent and Merger Sub I, the “Parent Parties”) entered into an Agreement and Plan of Merger (the “Merger Agreement”). Upon the terms and subject to the conditions of the Merger Agreement, at the closing of the Mergers (the “Closing”), first, Merger Sub II will merge with and into the Partnership (the “Partnership Merger”), and second, immediately following the Partnership Merger, the Company will merge with and into Merger Sub I (the “Company Merger” and, together with the Partnership Merger, the “Mergers”).

Upon completion of the Partnership Merger, the Partnership will survive and the separate existence of Merger Sub II will cease. Upon completion of the Company Merger, Merger Sub I will survive and the separate existence of the Company will cease. The board of directors of the Company (the “Company Board”) delegated to a Special Committee (the “Special Committee”) the responsibility and authority to consider, negotiate and approve or decline to approve the proposal received by the Company from Parent with respect to the transactions contemplated by the Merger Agreement. The Special Committee unanimously approved and recommended to the Company Board the execution, delivery and performance by the Company Parties of the Merger Agreement. The Company Board, acting on the recommendation of the Special Committee, unanimously approved the Merger Agreement, the Mergers and the other transactions contemplated thereby. The Parent Parties are affiliates of Blackstone Real Estate Income Trust, Inc. (“BREIT”), which is an affiliate of Blackstone Inc.

Merger Consideration – The Company Merger

Pursuant to the terms and subject to the conditions in the Merger Agreement, at the effective time of the Company Merger (the “Company Merger Effective Time”), each share of common stock (or fraction thereof), $0.01 par value per share, of the Company (“Company Common Stock”) that is issued and outstanding immediately prior to the Company Merger Effective Time will be automatically cancelled and converted into the right to receive an amount in cash equal to $65.47 (the “Common Stock Consideration”), without interest.

Notwithstanding the foregoing, each share of Company Common Stock then held by the Company or any subsidiary of the Company, including Company Common Stock held in a rabbi trust for purposes of meeting Company liabilities under the Company’s Deferred Compensation Plan (as defined below) or held by the Parent Parties or any of their respective subsidiaries, if any, will no longer be outstanding and will automatically be retired and will cease to exist, and no consideration will be paid, nor will any right inure or be made with respect to such shares of Company Common Stock in connection with or as a consequence of the Company Merger.

Merger Consideration – The Partnership Merger

Pursuant to the terms and subject to the conditions in the Merger Agreement, at the effective time of the Partnership Merger (the “Partnership Merger Effective Time”), each common unit of limited partnership interest in the Partnership (the “Common Partnership Units”) and each Series A preferred unit of limited partnership interest in the Partnership (the “Preferred Partnership Units” and, together with the Common Partnership Units, the “Partnership Units”), or fraction thereof, that is issued and outstanding immediately prior to the Partnership Merger Effective Time will be automatically cancelled and converted into the right to receive an amount in cash equal to the Common Stock Consideration, without interest.

Notwithstanding the foregoing, (x) each Partnership Unit and each GP Unit (as defined in the Merger Agreement) of the Partnership then held by the Company or any wholly owned subsidiary of the Company will be unaffected by the Partnership Merger and will remain outstanding, and (y) each Partnership Unit then held by the Parent Parties or their respective wholly owned subsidiaries, if any, will no longer be outstanding and will automatically be retired and will cease to exist, and no consideration will be paid, nor will any right inure or be made with respect to such Partnership Units in connection with or as a consequence of the Partnership Merger.

Company Equity Awards

Pursuant to the terms and conditions of the Merger Agreement, immediately prior to the Company Merger Effective Time, each award of restricted Company Common Stock (each, a “Company Restricted Stock Award”) that is outstanding immediately prior to the Company Merger Effective Time will automatically become fully vested and converted into the right to receive an amount in cash equal to the Common Stock Consideration (less any applicable withholding taxes), and all equity-based awards deferred under the Company’s Deferred Compensation Plan (the “Deferred Compensation Plan” and such units the “Deferred Stock Awards”) will automatically become fully vested and no longer subject to restrictions, and all Deferred Stock Awards shall, at the Company Merger Effective Time, be adjusted and converted into a right of the holder to have allocated to the holder’s account under the Deferred Compensation Plan an amount denominated in cash equal to the product of (i) the number of shares of Company Common Stock allocated to such account as of the Company Merger Effective Time and (ii) the Common Stock Consideration, and shall cease to represent a right to receive a number of shares of Company Common Stock.

Representations, Warranties and Covenants

The Merger Agreement contains customary representations, warranties and covenants, including, among others, covenants by the Company to conduct its business in all material respects in the ordinary course of business and in a manner consistent with past practice, subject to certain exceptions, during the period between the execution of the Merger Agreement and the consummation of the Mergers. The obligations of the parties to consummate the Merger are not subject to any financing condition or the receipt of any financing by the Parent Parties.

Closing Conditions

The consummation of the Mergers is subject to certain customary closing conditions, including, among others, approval of the Company Merger by the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock entitled to cast a vote on the Company Merger (the “Stockholder Approval”). The Merger Agreement requires the Company to convene a stockholders’ meeting for the purpose of obtaining the Stockholder Approval.

Prohibitions on Solicitations of Transactions

The Company has agreed not to solicit or enter into an agreement regarding a Competing Proposal or Inquiry (each as defined in the Merger Agreement), and, subject to certain exceptions, is not permitted to enter into discussions or negotiations concerning, or provide non-public information to a third party in connection with, any Competing Proposal or Inquiry. However, the Company may, prior to obtaining the Stockholder Approval, engage in discussions or negotiations and provide non-public information to a third party that has made an unsolicited bona fide written Competing Proposal that did not result from a breach of the non-solicit provisions of the Merger Agreement if the Board determines in good faith, after consultation with the Company’s outside legal counsel and financial advisor, that such Competing Proposal constitutes a Superior Proposal (as defined in the Merger Agreement) or could reasonably be expected to lead to a Superior Proposal.

Prior to obtaining the Stockholder Approval, the Board may, in certain circumstances, effect an Adverse Recommendation Change (as defined in the Merger Agreement), subject to complying with specified notice and other conditions set forth in the Merger Agreement.

Termination of the Merger Agreement; Two-Tier Termination Fee

The Merger Agreement may be terminated under certain circumstances by the Company, including prior to obtaining the Stockholder Approval, if, after following certain procedures and adhering to certain restrictions, the Board effects an Adverse Recommendation Change in connection with a Superior Proposal and the Company enters into a definitive agreement providing for the implementation of a Superior Proposal. In addition, Parent may terminate the Merger Agreement under certain circumstances and subject to certain restrictions, including if the Board effects an Adverse Recommendation Change.

Upon a termination of the Merger Agreement, under certain circumstances, the Company will be required to pay a termination fee to Parent of $278 million, except that the termination fee will be $139 million if (1) a third party submits a Qualified Proposal (as defined in the Merger Agreement) no later than May 18, 2022 and which the Board determines, no later than May 18, 2022, after consultation with the Company’s outside legal counsel and financial advisor, constitutes or could reasonably be expected to lead to a Superior Proposal and (2) the Company terminates the Merger Agreement in order to enter into a definitive agreement with such third party providing for the implementation of a Superior Proposal no later than May 28, 2022. In certain other circumstances, Parent will be required to pay the Company a reverse termination fee of $832 million upon termination of the Merger Agreement. BREIT’s operating partnership has guaranteed payment of the reverse termination fee and certain expenses.

Dividends

During the term of the Merger Agreement, the Company may not pay dividends except as necessary to preserve its tax status as a real estate investment trust, and any such dividends would result in an offsetting decrease to the Common Stock Consideration.

The foregoing description of the Merger Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated herein by reference. The Merger Agreement has been attached as an exhibit to provide stockholders with information regarding its terms. It is not intended to provide any other factual or financial information about the Company, Parent or any of their respective affiliates or businesses. The representations, warranties, covenants and agreements contained in the Merger Agreement were made only for the purposes of such agreement and as of specified dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. The representations and warranties have been qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Stockholders should not rely on the representations, warranties, covenants and agreements contained in the Merger Agreement or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Parent, Merger Sub I and Merger Sub II or any of their respective affiliates or businesses. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company, Parent, Merger Sub I and Merger Sub II and their respective affiliates and the transactions contemplated by the Merger Agreement that will be contained in or attached as an annex to the proxy statement that the Company will file in connection with the transactions contemplated by the Merger Agreement, as well as in the other filings that the Company will make with the Securities and Exchange Commission.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 18, 2022, the Board approved and adopted the fourth amendment (the “Bylaws Amendment”) to the Company’s Bylaws, as amended (the “Bylaws”), which provides that unless the Company consents in writing to the selection of an alternative forum, (i) the Circuit Court for Baltimore City, Maryland, or, if that Court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division, shall be the sole and exclusive forum for (a) any Internal Corporate Claim as defined under the Maryland General Corporation Law (the “MGCL”), (b) any derivative action or proceeding brought on behalf of the Company, (c) any action asserting a claim of breach of any duty owed by any director or officer or other employee of the Company to the Company or its stockholders, (d) any action asserting a claim against the

Company or any director, officer or other employee of the Company arising pursuant to any provision of the MGCL, the Company’s charter or Bylaws or (e) any other action asserting a claim against the Company or any director or officer or other employee of the Company that is governed by the internal affairs doctrine, and (ii) the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended. The Bylaws Amendment became effective on April 18, 2022.

The foregoing description of the Bylaws Amendment is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Bylaws Amendment, which is filed as Exhibit 3.1 hereto, and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On April 19, 2022, the Company issued a press release announcing the execution of the Merger Agreement. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On April 19, 2022 after the announcement of the Merger, the Company provided supplemental information regarding the proposed Merger in a communication circulated to its employees and to certain universities. Copies of the employee and university communications are attached hereto as Exhibits 99.2 and 99.3 and are incorporated herein by reference.

The information contained in Item 7.01 of this report, including the information in the press release attached as Exhibit 99.1 to this report, is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Furthermore, the information in Item 7.01 of this report, including the information in the press release attached as Exhibit 99.1 to this report, shall not be deemed to be incorporated by reference in the filings of the registrant under the Securities Act of 1933, as amended.

Additional Information and Where to Find It

This Current Report on Form 8-K relates to the proposed merger transaction involving the Company. In connection with the proposed transaction, the Company will file with the Securities and Exchange Commission (the “SEC”) a proxy statement on Schedule 14A. Promptly after filing its definitive proxy statement with the SEC, the Company will mail the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the proposed transaction. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE TRANSACTION THAT THE COMPANY FILES WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The definitive proxy statement, the preliminary proxy statement and any other documents filed by the Company with the SEC (when available) may be obtained free of charge at the SEC’s website at www.sec.gov or at the Company’s website at www.americancampus.com or by writing to American Campus Communities, Inc., Attention: Investor Relations, 12700 Hill Country Boulevard, Suite T-200, Austin, TX 78738.

The Company and its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the proposed transaction. Information about the Company’s directors and executive officers and their ownership of the Company securities is set forth in the Company’s proxy statement for its 2021 annual meeting of stockholders on Schedule 14A filed with the SEC on March 17, 2021 and subsequent documents filed with the SEC.

Additional information regarding the identity of participants in the solicitation of proxies, and a description of their direct or indirect interests in the proposed transaction, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the proposed transaction when they become available.

Cautionary Statement Regarding Forward Looking Statements

Some of the statements contained in this Current Report on Form 8-K constitute forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions.

The forward-looking statements contained in this Current Report on Form 8-K reflect the Company’s current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances, many of which are beyond the control of the Company, that may cause actual results and future events to differ significantly from those expressed in any forward-looking statement, which risks and uncertainties include, but are not limited to: the ability to complete the proposed transaction on the proposed terms or on the anticipated timeline, or at all, including risks and uncertainties related to securing the necessary shareholder approval and satisfaction of other closing conditions to consummate the proposed transaction; the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement relating to the proposed transaction; risks that the proposed transaction disrupts the Company’s current plans and operations or diverts the attention of the Company’s management or employees from ongoing business operations; the risk of potential difficulties with the Company’s ability to retain and hire key personnel and maintain relationships with suppliers and other third parties as a result of the proposed transaction; the failure to realize the expected benefits of the proposed transaction; the proposed transaction may involve unexpected costs and/or unknown or inestimable liabilities; the risk that the Company’s business may suffer as a result of uncertainty surrounding the proposed transaction; the risk that shareholder litigation in connection with the proposed transaction may affect the timing or occurrence of the proposed transaction or result in significant costs of defense, indemnification and liability; effects relating to the announcement of the transaction or any further announcements or the consummation of the transaction on the market price of the Company’s common stock.

While forward-looking statements reflect the Company’s good faith beliefs, they are not guarantees of future performance or events. Any forward-looking statement speaks only as of the date on which it was made. The Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the Company’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and in the other periodic reports the Company files with the SEC.

Item 9.01	Financial Statements and Exhibits

(d)    Exhibits

2.1	Agreement and Plan of Merger, dated as of April 18, 2022, by and among Abacus Parent LLC, Abacus Merger Sub I LLC, Abacus Merger Sub II LLC, American Campus Communities, Inc. and American Campus Communities Operating Partnership LP*

3.1	Fourth Amendment to Bylaws of American Campus Communities, Inc.

99.1	Press Released issued April 19, 2022

99.2	Communication to Employees

99.3	Communication to Certain Universities and Others

104	Cover page interactive data file (embedded within the Inline XBRL document)

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally to the SEC a copy of any omitted schedule upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 19, 2022

AMERICAN CAMPUS COMMUNITIES, INC.

By:	/s/ Kim K. Voss
Kim K. Voss
Executive Vice President, Chief Accounting Officer